EXHIBIT 99.1

news release

For immediate release

Contact: Mark Polzin or Ken Cook (314) 982-1700

EMERSON REPORTS THIRD-QUARTER SALES UP 13 PERCENT TO
$4 BILLION, EARNINGS PER SHARE OF $0.81, AND OPERATING
CASH FLOW OF $755 MILLION

•	Sales in Emerging Markets Up More Than 20 Percent
•	Operating Profit Increased 19 Percent
•	Pretax Profit Increased 51 Percent
•	Continued Improvement in Working Capital Management

        ST. LOUIS, August 3, 2004 – Emerson (NYSE: EMR) announced that net sales for the third quarter of fiscal 2004, which ended June 30, 2004, increased 13 percent to $4,036 million, from $3,573 million in the third quarter of fiscal 2003. Underlying sales, which exclude the impact of exchange rates, acquisitions, and divestitures, were up 11 percent for the quarter, with solid gains in every major region and strength in the United States, Latin America, and Asia.

        Earnings from continuing operations for the third quarter increased 23 percent to $341 million, or $0.81 per share, from $278 million, or $0.66 per share, for the third quarter of 2003. Net earnings per share were $0.81 for the three months ended June 30, 2004, compared to net earnings per share of $0.85 for the prior year period, which included a net gain from discontinued operations of $82 million, or $0.19 per share.

        Operating cash flow for the third quarter of 2004 increased 258 percent to $755 million from $210 million in the prior-year period, and free cash flow (operating cash flow minus capital expenditures) increased 423 percent to $672 million. These

— more —

Add One

increases reflect strong operational performance, as well as the $140 million tax refund from the sale of the Jordan stock including its Dura-Line operations, lower pension funding of $185 million in the current year, and continued improvements in working capital even with the strong sales growth. The ratio of trade working capital to sales improved to 19.2 percent in the third quarter from 21.8 percent in the prior year third quarter and sequentially from the second quarter ratio of 20.1 percent, further demonstrating the continued success of Emerson’s capital efficiency initiatives.

        “This was an outstanding quarter, with strong performance across all businesses and all geographies,” said Chief Executive David N. Farr. “Emerson continued to outperform the competition with 13 percent sales growth, driven by the combination of strong market demand and the success of our growth initiatives. Sales increased in every major region of the world, led by more than 20 percent growth in emerging markets in Asia, Latin America, and Eastern Europe, and helped by increasing strength in the United States, where sales grew 12 percent during the quarter.

        “Our strategy in emerging markets has been to establish broad global positions that enable us to leverage the strength of Emerson’s business platforms to provide services, systems, products, and solutions for local customers around the world. During the quarter we added to our leading worldwide position in the process control business with the $18 million acquisition of Metran Industrial Group, one of the top suppliers of flow products and services for the process industry in Russia and Eastern Europe.

        “Sales growth in the United States was driven by strong residential air-conditioning demand, solid consumer spending, and an upturn in industrial fixed investment. Sales growth in Europe was moderate despite sluggish market growth and tougher prior-year comparisons. Sales in Asia increased nearly 24 percent with double-digit increases in every business segment, and more than 40 percent growth in China. Latin America sales grew nearly 16 percent, led by robust sales in process control, HVAC, and the electronics and telecommunications business.

— more —

Add Two

        “Each of Emerson’s segments delivered significant earnings growth during the quarter, led by strong improvements in the electronics and telecommunications business and the HVAC business. Our operating profit margin improved 80 basis points, with margin increases in each of our businesses, delivering the payoff of all the restructuring performed by Emerson’s employees across the company in the last three years. Of all our accomplishments, we are especially pleased with our ability to continue taking tough actions to improve profitability despite pressure from materials and pension costs.

        “In addition to the profitability improvements, Emerson also excelled on its operational efficiency / lean initiatives and cash flow performance. The average ‘days-in-the-cash-cycle’ dropped to 76 days in the quarter from 86 days in the prior year, driving further improvements in working capital, which was a net contributor to operating cash flow during the quarter. The triple-digit operating and free cash flow improvements achieved during this quarter should allow us to exceed our previous stretch targets of $2 billion and $1.6 billion for operating cash flow and free cash flow, respectively, in fiscal 2004.

        “We are very excited about our recently announced acquisition of the Marconi power business. We expect to close this transaction by the end of Emerson’s fourth fiscal quarter, having recently received regulatory approval. The Marconi power business expands our North American presence in DC products, solutions, and services, and enhances our position as a global leader in DC power systems.

        “Our June underlying orders improved, driven by solid demand across the company, particularly in the industrial automation, process control, and electronics and telecommunications markets. Based on the outstanding performance this quarter in conjunction with continued strong order rates, we expect our fiscal year 2004 earnings per share to be approximately $2.90. This is an increase from our previous earnings per share guidance of $2.75 to $2.85.”

— more —

Add Three

Operating Highlights

        Sales of the heating, ventilating, and air conditioning segment increased 19 percent to $873 million, with gains in all of the businesses. Penetration gains and strong demand for Emerson’s Copeland Scroll compressor and related technologies contributed approximately 10 percentage points of the sales growth during the quarter. Sales also benefited from solid underlying market growth and a more than 1 percent favorable impact from currency translation. Underlying sales growth of 18 percent was driven by 22 percent growth in the United States and 10 percent growth in international sales, reflecting more than 12 percent growth in Asia and very strong growth in the Middle East/Africa regions. This increase in third-quarter U.S. sales was primarily due to residential air conditioning compressors from the continued strong housing market, while international sales primarily reflect growth in China and the Middle East. The underlying sales increase also reflects volume and penetration gains in the temperature sensor and controls business. Earnings from HVAC operations increased 33 percent during the quarter to $149 million, reflecting higher sales volume and leverage, as well as benefits from prior cost reduction efforts.

        Electronics and telecommunications segment sales of $670 million were up 17 percent over the prior-year period. Underlying sales, excluding a more than 1 percent favorable impact from currency and a more than 2 percent negative impact from the Dura-Line divestiture in the prior year, improved nearly 18 percent. Underlying sales reflect a 29 percent increase in Asia (primarily China), a 15 percent increase in Europe, and a 13 percent increase in the United States. Three distinct trends continued in this market: 1) strong sales of servers and network equipment drove demand for embedded power modules; 2) continued spending by telecommunications providers in Asia drove the DC power systems business; and 3) increased investment in data computing systems, primarily in the United States and Europe, boosted demand for uninterruptible power supplies and precision air-conditioning. Earnings increased $38 million, or 97 percent, to $78 million, reflecting higher sales volume and leverage as well as benefits from prior cost reduction efforts.

— more —

Add Four

        Process control segment sales increased 9 percent to $925 million, from $850 million for the same period a year ago, as this segment continues to grow in international markets and to win large projects and displace competitors. During the quarter Emerson Process Management was awarded a $32 million contract by Petrobras, one of the world's largest integrated oil and gas companies, to ensure reliable measurement of offshore oil and gas production units in Brazil. Also in the quarter, significant progress was made on completion of automation with PlantWeb® architecture and FOUNDATION™ Fieldbus for the Shell Deer Park Refining Company, the sixth largest oil refinery in the U.S. – a $32 million project announced in 2002. Underlying sales increased 7 percent, excluding the impact of divestitures, net of acquisitions, and a 2 percent positive impact from currency translation. Underlying results reflect growth in almost all businesses, particularly measurement and analytical instrumentation, and power and water and systems/solutions. The underlying sales gain also reflects 26 percent growth in Asia, 1 percent growth in Europe and very strong gains in Latin America, as well as a nearly 3 percent increase in U.S. sales. Earnings increased 27 percent to $119 million due to the increased volume and leverage from higher sales, as well as savings from prior cost reduction actions and lower rationalization costs.

        Industrial automation segment sales increased 13 percent to $744 million for the three months ended June 30, 2004, with underlying sales increasing 9 percent and a nearly 4 percent favorable impact from currency translation. The 9 percent increase in underlying sales reflects a 13 percent increase in the United States and international sales growth of nearly 7 percent, with 31 percent growth in Asia and 2 percent growth in Europe. The underlying sales increase was due to growth in all businesses, with particular strength in power generating alternators, as well as in the power transmission and fluid power and control businesses, reflecting the rebound in the U.S. industrial production and manufacturing construction. Earnings increased 16 percent to $99 million, primarily reflecting benefits from prior cost reduction efforts and increased volume and leverage from higher sales.

— more —

Add Five

        Appliance and tools segment sales increased 10 percent to $955 million. This increase reflects a 10 percent increase in underlying sales and a 1 percent favorable impact from currency, partially offset by a less than 1 percent negative impact related to exiting the manufacturing of bench top and stationary power tools. Underlying sales grew in all of the businesses, with continued growth in the residential-related businesses and in the professional tools, storage, and motor businesses. Disposer increases reflect a strong U.S. residential construction market and higher demand at major retailers. The increase in sales of hermetic motors was primarily due to demand for residential air conditioning units. The professional tools business benefited from the upturn in U.S. capital spending by manufacturers. Sales in the United States grew over 7 percent while total international sales grew nearly 6 percent. Earnings of the appliance and tools segment increased 20 percent to $137 million, primarily due to increased volume and leverage from higher sales.

Upcoming Investor Events

        On Tuesday, August 3, 2004, at 2:00 p.m. EDT (1:00 p.m. CDT), Emerson senior management will discuss the quarterly results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site. Details of upcoming events will be posted as they occur in the Investor Relations Calendar of Events on the corporate Web site.

Forward-Looking and Cautionary Statements

        Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company’s most recent Form 10-K filed with the SEC.

(tables attached)

Add Six

TABLE 1

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Quarter Ended June 30,		Percent
	2003	2004	Change

Net sales	$3,573	$4,036	13%
Less: Costs and expenses
Cost of sales	2,323	2,597
SG&A expenses	734	824
Other deductions, net	127	66
Interest expense, net	60	50

Earnings from continuing operations
before income taxes	329	499	51%
Income taxes	51	158

Earnings from continuing operations	278	341	23%
Net gain from discontinued operations	82	–

Net earnings	$ 360	$ 341	(5%	)

Diluted earnings per common share:
Earnings from continuing operations	$ 0.66	$ 0.81	23%
Discontinued operations	0.19	–

Diluted earnings per common share	$ 0.85	$ 0.81	(5%	)

	Quarter Ended June 30,
	2003	2004
Other deductions, net Gains from divestitures of business interests	$ (9)	$ –
Impairment	54	–
Rationalization of operations	43	31
Amortization of intangibles	4	4
Other	35	31

Total	$ 127	$ 66

Add Seven

TABLE 2

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Nine Months Ended June 30,		Percent
	2003	2004	Change

Net sales	$10,264	$11,495	12%
Less: Costs and expenses
Cost of sales	6,660	7,418
SG&A expenses	2,182	2,421
Other deductions, net	239	174
Interest expense, net	175	160

Earnings from continuing operations
before income taxes	1,008	1,322	31%
Income taxes	271	419

Earnings from continuing operations	737	903	22%
Net loss from discontinued operations	76	–

Net earnings	$ 813	$ 903	11%

Diluted earnings per common share:
Earnings from continuing operations	$ 1.75	$ 2.14	22%
Discontinued operations	0.18	–

Diluted earnings per common share	$ 1.93	$ 2.14	11%

	Nine Months Ended June 30,
	2003	2004
Other deductions, net Gains from divestitures of business interests	$ (24)	$ (27)
Impairment	54	–
Rationalization of operations	100	92
Amortization of intangibles	12	14
Other	97	95

Total	$ 239	$ 174

Add Eight

TABLE 3

EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	June 30,
	2003	2004
Assets Cash and equivalents	$ 709	$ 1,386
Receivables, net	2,668	2,874
Inventories	1,656	1,608
Other current assets	581	475

Total current assets	5,614	6,343
Property, plant & equipment, net	2,993	2,844
Goodwill	4,956	5,024
Other	1,820	1,726

	$15,383	$15,937

Liabilities and Stockholders' Equity
Short-term borrowings and current
maturities of long-term debt	$ 936	$ 878
Accounts payable	1,214	1,387
Accrued expenses	1,522	1,662
Income taxes	61	186

Total current liabilities	3,733	4,113
Long-term debt	3,735	3,149
Other liabilities	1,431	1,673
Stockholders' equity	6,484	7,002

	$15,383	$15,937

Add Nine

TABLE 4

EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(DOLLARS IN MILLIONS)

	Nine Months Ended June 30,
	2003	2004
Operating Activities Net earnings	$ 813	$ 903
Depreciation and amortization	406	410
Changes in operating working capital	(89)	149
Pension funding	(286)	(101)
Gains from divestitures and other	47	129

Net cash provided by operating activities	891	1,490

Investing Activities
Capital expenditures	(213)	(230)
Purchases of businesses, net of cash and
equivalents acquired	(1)	(18)
Divestitures of businesses and other, net	40	102

Net cash used in investing activities	(174)	(146)

Financing Activities
Net decrease in short-term borrowings	(673)	(102)
Proceeds from long-term debt	746	27
Principal payments on long-term debt	(13)	(14)
Dividends paid	(496)	(506)
Treasury stock, net	7	(81)

Net cash used in financing activities	(429)	(676)

Effect of exchange rate changes on cash and
equivalents	40	22

Increase in cash and equivalents	328	690

Beginning cash and equivalents	381	696

Ending cash and equivalents	$ 709	$ 1,386

Add Ten

TABLE 5

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Quarter Ended June 30,
	2003	2004
Sales Process Control	$ 850	$ 925
Industrial Automation	660	744
Electronics and Telecommunications	574	670
Heating, Ventilating, and Air Conditioning	733	873
Appliance and Tools	869	955

	3,686	4,167
Discontinued operations	(13)	–
Eliminations	(100)	(131)

Net Sales	$ 3,573	$ 4,036

	Quarter Ended June 30,
	2003	2004
Earnings
Process Control	$ 94	$ 119
Industrial Automation	85	99
Electronics and Telecommunications	40	78
Heating, Ventilating, and Air Conditioning	112	149
Appliance and Tools	115	137

	446	582
Discontinued operations	2	–
Differences in accounting methods	32	33
Corporate and other	(91)	(66)
Interest expense, net	(60)	(50)

Earnings from continuing operations
before income taxes	$ 329	$ 499

	Quarter Ended June 30,
	2003	2004
Rationalization of operations
Process Control	$ 13	$ 7
Industrial Automation	5	4
Electronics and Telecommunications	7	4
Heating, Ventilating, and Air Conditioning	6	5
Appliance and Tools	16	14
Corporate	(4)	(3)

Total Emerson	$ 43	$ 31

Add Eleven

TABLE 6

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Nine Months Ended June 30,
	2003	2004
Sales Process Control	$ 2,441	$ 2,679
Industrial Automation	1,929	2,162
Electronics and Telecommunications	1,697	1,955
Heating, Ventilating, and Air Conditioning	1,938	2,239
Appliance and Tools	2,591	2,806

	10,596	11,841
Discontinued operations	(41)	–
Eliminations	(291)	(346)

Net Sales	$ 10,264	$ 11,495

	Nine Months Ended June 30,
	2003	2004
Earnings
Process Control	$ 258	$ 309
Industrial Automation	248	280
Electronics and Telecommunications	98	206
Heating, Ventilating, and Air Conditioning	285	354
Appliance and Tools	354	399

	1,243	1,548
Discontinued operations	12	–
Differences in accounting methods	96	92
Corporate and other	(168)	(158)
Interest expense, net	(175)	(160)

Earnings from continuing operations
before income taxes	$ 1,008	$ 1,322

	Nine Months Ended June 30,
	2003	2004
Rationalization of operations
Process Control	$ 25	$ 24
Industrial Automation	14	11
Electronics and Telecommunications	32	21
Heating, Ventilating, and Air Conditioning	17	13
Appliance and Tools	28	31
Corporate	(8)	(8)
Discontinued operations	(8)	–

Total Emerson	$ 100	$ 92

Add Twelve

TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles each non-GAAP measure with the most directly comparable GAAP measure (dollars in millions):

	2003	2004	Percent Change
Third-Quarter Cash Flow Operating Cash Flow	$ 210	$ 755	258%
Capital Expenditures	82	83

Free Cash Flow (Non-GAAP)	$ 128	$ 672	423%

2004E
Cash Flow
Operating Cash Flow	~$2B
Capital Expenditures	~$0.4B

Free Cash Flow (Non-GAAP)	~$1.6B

	2003	2004
Third-Quarter Operating Profit Net Sales	$3,573	$4,036	13%
Cost of Sales	2,323	2,597
SG&A Expenses	734	824

Operating Profit (Non-GAAP)	516	615	19%
OP % (Non-GAAP)	14.4%	15.2%
Other Deductions, Net	127	66
Interest Expense, Net	60	50

Pre-Tax Earnings	$ 329	$ 499	51%
Pre-Tax Earnings %	9.2%	12.4%

3Q 2004
Net Sales Underlying Sales (Non-GAAP)	11%
Currency Translation	2 pts
Acquisitions/Divestitures	–

Net Sales	13%

All amounts above are GAAP financial measures except as noted.

###